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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): March 8, 2000



                        HISPANIC TELEVISION NETWORK, INC.
               (Exact Name of Registrant as Specified in Charter)


          Delaware                     000-23105                 75-2504551
(State or Other Jurisdiction          (Commission               (IRS Employer
     of Incorporation)                File Number)           Identification No.)


                6125 Airport Freeway, Suite 200
                        Fort Worth, Texas                         76117
           (Address of Principal Executive Offices)             (Zip Code)


       Registrant's telephone number, including area code: (817) 222-1234

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Item 4. Changes in Registrant's Certifying Accountant.

     Following the consummation of the merger between American Independent Network, Inc. and Hispano Television Ventures, Inc. in December 14, 1999, the surviving company renamed Hispanic Television Network, Inc. (the "Registrant"), determined that it was in its best interests to obtain the services of a nationally recognized accounting firm.

     o On March 8, 2000, the Registrant determined to dismiss Jack F. Burke, Jr., who served as the Registrant's independent accountant. Mr. Burke mutually agreed to such dismissal.

     o The report of Jack F. Burke, Jr. accompanying the financial statements for the fiscal year ended December 31, 1998 contained an adverse opinion as to the Registrant's ability to continue as a going concern, but otherwise contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. The report of Jack F. Burke, Jr. accompanying the financial statements for the fiscal years ended December 31, 1997 and 1996 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     o The Board of Directors participated in and approved the decision to dismiss Jack F. Burke, Jr.

     o In connection with his audit for the fiscal year ended December 31, 1998 and through March 8, 2000, there were no disagreements with Jack
          F. Burke, Jr. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Jack F. Burke, Jr., would have caused him to make reference thereto in his report on the financial statements for such years.

     o On March 8, 2000 the Registrant retained Ernst & Young LLP as its new independent accountant.

     o The Registrant has requested that Jack F. Burke, Jr. furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not he agrees with the above statements. A copy of such letter will be filed subsequently as an exhibit to this Form 8-K.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           HISPANIC TELEVISION NETWORK, INC.


Date: March 15, 2000                       By: /s/ Marco Camacho
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                                               Chief Executive Officer